                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF CUMULUS MEDIA INC.

NAME OF SUBSIDIARY                                             JURISDICTION OF INCORPORATION
------------------                                             -----------------------------
Cumulus Broadcasting Inc. ..................................         Nevada
Cumulus Licensing Corp. ....................................         Nevada
Cumulus Wireless Services Inc. .............................         Nevada
Southern Outdoor Graphics, Inc. ............................        Arkansas
Express Signs Inc. .........................................        Arkansas
Toledo Radio Inc. ..........................................          Ohio
Cumulus Internet Services Inc. .............................         Nevada
Cumulus Telecommunications Inc. ............................         Nevada
Broadcast Software International Inc. ......................         Nevada
Caribbean Communications Company Ltd. ......................       Montserrat
Gem Radio Five, Ltd. .......................................        Trinidad